UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2012

PSS WORLD MEDICAL, INC.

(Exact name of Registrant as specified in its charter)

Florida	0-23832	59-2280364
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4345 Southpoint Blvd., Jacksonville, Florida	32216
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (904) 332-3000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 29, 2012, PSS World Medical , Inc. (the “Company”) amended the employment agreements of the following executive officers of the Company: Gary A. Corless, the Company’s Chief Executive Officer; David M. Bronson, the Company’s Chief Financial Officer; John F. Sasen, Sr., the Company’s Executive Vice President and Chief Marketing Officer; Kevin P. English, the Company’s Chief Sourcing Officer; Bradley J. Hilton, the Company’s Chief Service Officer; and Edward D. Dienes, the Company’s Group President.

The material terms of the amendments to the executive officer employment agreements are as follows:

•	Tax gross-up provisions relating to 280G excise tax were eliminated.

•

With respect to the employment agreements of Messrs. Corless, Bronson and Sasen, the definition of “Good Reason” was narrowed to eliminate a “modified single trigger,” which previously provided that the executive may terminate his employment for any reason within a 30 day period beginning on the one-year anniversary of a Change in Control of the Company and receive severance benefits.

•

The executives are entitled to a pro rata bonus (based on actual performance) payable upon a termination of employment by the Company without Cause or by the Executive for Good Reason (as such terms are defined the employment agreements). Previously the employment agreements provided for a pro rata bonus only upon an involuntary termination following a Change in Control of the Company.

•

Upon a termination of employment by the Company without Cause or by the Executive for Good Reason, the executives are entitled to a severance payment equal to a multiple of base salary and target bonus. The severance multiples were adjusted as follows:

•	Mr. Corless: 2.0 times base salary and target bonus (or 3.0 times base salary and target bonus upon involuntary termination with 24 months of a Change in Control of the Company);

•	Mr. Bronson: 1.5 times base salary and target bonus (or 2.0 times base salary and target bonus upon involuntary termination with 24 months of a Change in Control of the Company);

•

Messrs. Sasen, English, Hilton and Dienes: 1.0 times base salary and target bonus (or 1.5 times base salary and target bonus upon involuntary termination with 24 months of a Change in Control of the Company).

•	Upon a termination of employment by the Company without Cause or by the Executive for Good Reason, the executives are entitled to pro rata vesting of their outstanding equity awards.

In addition, in connection with the amendments to the executive officer employment agreements, the Compensation Committee of the Board of Directors of the Company approved a special grant of stock options to the executive officers under the Company’s 2006 Incentive Plan. The stock options vest upon the three-year anniversary of the grant date (or earlier upon a Change in Control of the Company), and may be exercised only if the price of the Company’s common stock has appreciated by at least 25% from the grant date. Effective July 2, 2012, the executive officers were granted stock options in the following amounts: Mr. Corless, 163,043 options; Mr. Bronson, 41,806 options; Messrs. Sasen, English, Hilton and Dienes, 25,084 options.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSS World Medical, Inc. (Registrant)

July 5, 2012	/s/ David M. Bronson
By: David M. Bronson
Its: Executive Vice President and Chief Financial Officer